Exhibit 99.1

PDS Biotech and National Cancer Institute Identify Optimal Patient Group for Advancing PDS0101-Based Triple Combination Program Targeting Advanced HPV-Positive Cancers

Ongoing program to focus on checkpoint inhibitor refractory patients following data presented at ASCO 2022 demonstrating 77% survival at a median of 12 months

Florham Park, NJ, September 21, 2022 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, today announced that checkpoint inhibitor (CPI) refractory patients have been selected as the optimal treatment group in the ongoing development of the PDS0101-based triple combination therapy in advanced HPV-positive cancers.  After consulting with PDS Biotech, the study, conducted at the Center for Cancer Research (CCR) at the National Cancer Institute (NCI), one of the Institutes of the National Institutes of Health, has been closed to further enrollment given that the CPI refractory arm has been fully recruited. PDS Biotech and the NCI CCR plan to meet with the U.S. Food and Drug Administration (FDA) in the coming months to discuss the registrational path forward for the PDS0101-based triple combination therapy as a potential third-line treatment for CPI refractory, HPV-positive cancers.

The NCI-led Phase 2 clinical trial (NCT04287868) is investigating PDS0101 in combination with two investigational immune-modulating agents – M9241, a tumor-targeting IL-12 (immunocytokine), and bintrafusp alfa, a bifunctional checkpoint inhibitor (PD-L1/ TGF-β) – in recurrent or metastatic HPV-positive cancers in patients who have failed at least two standard of care therapies including CPI treatment.  Both M9241 and bintrafusp alfa are owned by Merck KGaA.  Data from this study, as presented at ASCO 2022, demonstrated that the triple combination therapy resulted in a 77% survival at a median of 12-months of follow-up in CPI refractory patients.  Historical median survival rates for CPI refractory patients are 3-4 months.1  The triple combination therapy also appeared to be safe and well-tolerated with Grade 3 (43%) and Grade 4 (7%) treatment-related adverse events (AEs) reported.

“The data generated in the CPI refractory arm of the Phase 2 trial investigating the PDS0101-based triple combination in advanced HPV-positive cancers seems compelling and potentially provides a foundation for advancing this program into late-stage clinical development,” stated Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotech. “For patients with CPI refractory HPV-associated disease, there is no clear effective standard of care therapy despite the severity of the disease.  We intend to focus on the development of the triple combination therapy specifically for this patient group given the extreme unmet need coupled with the signals of efficacy observed in the CPI refractory Phase 2 trial arm.  We believe this represents a significant value-building opportunity for PDS Biotech and our shareholders.”

“The PDS Biotech team looks forward to our continued partnership with the NCI as we prepare to discuss our results in the CPI refractory population with the FDA to determine the most expeditious path forward,” said Dr. Lauren V. Wood, Chief Medical Officer of PDS Biotech.  “Accordingly, in collaboration with the NCI, PDS Biotech has decided to halt enrollment of the CPI naïve patient arm to allow both parties to direct resources on progressing the trial in CPI refractory patients.”

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune® and Infectimune™ T cell-activating technology platforms. We believe our targeted Versamune® based candidates have the potential to overcome the limitations of current immunotherapy by inducing large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-expressing cancers. In partnership with Merck & Co., PDS Biotech is evaluating a combination of PDS0101 and KEYTRUDA® in a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer, and also in second line treatment of recurrent or metastatic head and neck cancer in patients who have failed prior checkpoint inhibitor therapy. A Phase 2 clinical study is also being conducted in both second- and third-line treatment of multiple advanced HPV-associated cancers in partnership with the National Cancer Institute (NCI). A third phase 2 clinical trial in first line treatment of locally advanced cervical cancer is being performed with The University of Texas, MD Anderson Cancer Center.

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
pdsb@cg.capital

Media
Dave Schemelia
Tiberend Strategic Advisors, Inc.
Phone: +1 (609) 468-9325
dschemelia@tiberend.com

1 Strauss J, et al. J Immunother Cancer 2020;8:e001395. doi:10.1136/jitc-2020-001395